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                                                                   EXHIBIT 10.19


                                                     June 30, 2003


By Hand Delivery
----------------

Vincent T. Dolan
265 Aldrin Drive
Ambler, Pennsylvania 19002

         Re: Separation Agreement and General Release of Claims
             --------------------------------------------------

Dear Vince:

         This letter is to confirm your voluntary resignation from your position as Chief Financial Officer of Neoware Systems, Inc. (the "Company") effective April 28, 2003, your agreement to remain as a non-executive officer employee of the Company until October 31, 2003, which may be extended to December 31, 2003 upon the mutual agreement of you and the Company in writing (the "Full-time Termination Date") and your agreement to remain as a part-time employee of the Company until April 30, 2004 (the "Termination Date").

         In an effort to provide you with certain benefits relating to your termination of employment, the Company proposes the following agreement ("Separation Agreement") and General Release of Claims:

         1. In consideration for your general release and your fulfillment of the various undertakings set forth in this Separation Agreement, the Company agrees as follows:

                  (a) During the period from April 28, 2003 until October 31, 2003, or if mutually agreed upon in writing by you and the Company, until December 31, 2003, the Company will employ you as a full-time non-executive officer employee of the Company and will pay you your current base salary and continue to provide your current benefits, at regular pay intervals and less taxes and other deductions required by law to be withheld. For the fiscal year ended June 30, 2003, you will be eligible for the payment of a bonus award under the 2003 Executive Compensation Plan without pro-ration for the portion of the fiscal year during which you did not serve as an executive officer, subject to approval of the Stock Option and Compensation Committee.

                  (b) During the period from the Full-time Termination Date until April 30, 2004 (Termination Date), the Company will employ you as a part-time employee of the Company and will pay you $125.00 per hour at regular pay intervals and less taxes and other deductions required by law to be withheld.


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Vincent T. Dolan
June 30, 2003
Page 2

                  (c) Notwithstanding your release under paragraph 2(c) below, the Company acknowledges that the provisions of the Company's 1995 Stock Option Plan ("Plan") and your option agreements thereunder (including the vesting schedule) will continue to apply to your options in accordance with the terms of the Plan and your option agreements until April 30, 2004, provided that you comply with your obligations under this Agreement and remain an employee of the Company as of such date, on which date all of your options, other than those vested and exercisable on April 30, 2004, shall be canceled.

                  (d) The Company agrees to pay you an additional bonus (the "Additional Bonus") equal to three (3) months' pay based upon your current base salary, less taxes and other deductions required to by law to be withheld, which amount will be paid in the first payroll period in January 2004.

                  (e) The Company agrees to pay you severance in an amount equal to six (6) months' pay based on your current base salary, less taxes and other deductions required by law to be withheld, which amount will be paid during the first payroll period in January 2004.

         2. In consideration for the Company's promises in paragraph 1, and intending to be legally bound, you represent, warrant and agree as follows:

                  (a) You confirm that you voluntarily resigned as Chief Financial Officer of the Company effective as of April 28, 2003.

                  (b) Subject to paragraph 3, you agree that from and after April 28, 2003 until October 31, 2003, or such later Full-time Termination Date mutually agreed upon by you and the Company, you will serve as a full-time employee of the Company and will provide such services as may be reasonably requested by the Company. You agree that in such position, you will no longer be an executive officer of the Company.

                  (c) Subject to paragraph 3, from and after the Full-time Termination Date until your Termination Date, you will serve as a part-time employee of the Company and be available to work at least 1 day per week, with the exact number of hours subject to the Company's discretion but shall be a minimum of 1 day per week, and provide such services as may reasonably be requested by the Company, including but not limited to services relating to significant finance-related assignments reporting to the Chief Financial Officer.

                  (d) You agree that you will give the Company forty-five days
(45) prior written notice of your intention to terminate your full-time employment and your part-time employment.


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Vincent T. Dolan
June 30, 2003
Page 3

                  (e) By your signature on this Separation Agreement, you hereby fully and forever release and discharge the Company and its parents, affiliates and subsidiaries, including all predecessors and successors, assigns, officers, directors, trustees, employees, agents and attorneys, past and present ("the Released Parties"), from any and all claims, demands, liens, agreements, contracts, covenants, actions, suits, causes of action, obligations, controversies, debts, costs, expenses, damages, judgments, orders and liabilities, of whatever kind or nature, direct or indirect, in law, equity or otherwise, whether known or unknown, arising out of your employment by the Company or the termination thereof, including, but not limited to, any claims for relief or causes of action under any Federal, state or local statute, ordinance or regulation regarding discrimination in employment and any claims, demands or actions based upon alleged wrongful or retaliatory discharge or breach of contract under any state or Federal law. This release shall include a release of all claims for attorneys' fees.

                           You agree that this release specifically includes a
release of any and all claims arising under the Age Discrimination in Employment Act of 1967, as amended ("ADEA"), and any state or local discrimination laws. You acknowledge that you are being given twenty-one (21) days in which to consider whether you wish to sign this Separation Agreement, including this release. Moreover, you agree that, once you sign the Separation Agreement, including this release, you shall then have seven (7) days in which to change your mind and revoke it (the "Revocation Period"). If you wish to revoke this release, you must send the revocation in writing by certified mail to Keith D. Schneck, Executive Vice President and Chief Financial Officer, 400 Feheley Drive, King of Prussia, Pennsylvania 19406.

                           Notwithstanding anything contained in this Agreement
to the contrary, you do not release, remise or discharge the Company of or from any claims which you may have under: (i) the Company's 401(k) plan, said plan being governed by its plan documents and any amendments thereto; (ii) the indemnification provisions contained in the Company's Articles of Incorporation and/or Bylaws, and/or any indemnification agreement in your favor, relating to indemnification of employees, officers and/or directors; (iii) the General Corporation Law of the State of Delaware, the Pennsylvania Business Corporation Law or any other applicable law or any insurance policy pursuant to which you are indemnified or held harmless by reason of any action or failure to act as an employee and/or officer; and, (iv) this Agreement. Furthermore, it is our intention that you retain all rights you have to be insured, defended, indemnified and held harmless in connection with any action or failure to act as an employee and/or officer of the Company.

                           You agree that, while this release does not prevent
you from filing a charge with the Equal Employment Opportunity Commission ("EEOC") and/or participating in any such proceedings to challenge the knowing and voluntary nature of this Agreement, you acknowledge that you have not filed any such claims or commenced any action with any administrative agency or court regarding any claims released in this Agreement.


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Vincent T. Dolan
June 30, 2003
Page 4

                           In consideration of the promises in this Agreement,
the Company, and its agents, representatives, administrators, insurers, attorneys, employees, successors and assigns ("Company Releasors") do hereby release, remise and forever discharge you and your agents, representatives, heirs, executors, administrators, insurers, attorneys, successors and assigns of and from any and all claims, demands, causes of action, actions, rights, damages, judgments, costs, compensation, suits, debts, dues, accounts, bonds, covenants, agreements, expenses, attorneys' fees, damages, penalties, punitive damages and liability of any nature whatsoever, in law or in equity or otherwise, which the Company Releasors have had, now have, shall or may have, whether known or unknown, foreseen or unforeseen, suspected or unsuspected, by reason of any cause, matter or thing whatsoever, including those relating to your employment with the Company and the termination of that employment to the date of this Agreement.

                  (f) Intentionally left blank.

                  (g) You shall not at any time after the date of this letter disparage or deprecate the Company or its affiliates or any of their officers, directors, employees, stockholders or principals, or any of their operations, assets, services, work product, character, motives or financial standing. Further, you agree to keep the terms and conditions of this Separation Agreement secret and confidential and not to disclose them voluntarily to any third party, except to the extent required by law, to enforce the Separation Agreement or to obtain confidential legal, tax or financial advice. The Company's management agrees to abide by the same such requirement contained in this section as it relates to you.

                  (h) You agree that you will return to the Company on your Termination Date, all memoranda, notes, records, reports, manuals, drawings and other documents (and all copies thereof whether in written form or on computer disk or tape) relating to the business of the Company and/or its affiliates and all property associated therewith, which you possess or have under your control on such termination date. Without limiting the generality of the foregoing, you agree to return to the Company all copies of all data bases containing information about the Company and/or its affiliates, regardless of whether such information is in hard copy or stored electronically or on tape. You agree that on and after your Termination Date, you will not seek to access the information systems of the Company or its affiliates for any purpose whatsoever.

                  (i) At all times after your Termination Date, you agree to keep secret and retain in the strictest confidence all Confidential Information and Trade Secrets of the Company learned by you heretofore or hereafter, and not to use them for your own benefit or disclose them to anyone outside of the Company, except as required for the performance of your duties as an employee of the Company or with the Company's express written consent.


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Vincent T. Dolan
June 30, 2003
Page 5

                           For purposes of this Agreement, "Confidential
Information" shall mean information disclosed to you or learned or made known to you as a consequence of or through your employment by the Company, not generally known in the industry in which the Company is or may become engaged, about the Company's clients, customers, products, processes, and services, including, but not limited to: information relating to research, development, source codes, object codes or other technology-based information or products, inventions, manufacturing, purchasing, accounting, engineering, marketing, merchandising, and selling as well as lists of actual or prospective customers, customer contacts, pricing strategy, sources of suppliers and materials, accounting records, operating and cost data or other company financial information, compilations of information, drawings, proposals, job notes, reports, records and specifications, inventions, technology, patent applications and/or any other proprietary information as may exist or be developed from time to time by the Company or its affiliates. For purposes of this Agreement, "Trade Secret" means the whole or any portion or phase of any scientific or technical information, design, process, formula, or improvement which is secret and is not generally available to the public, and which gives one who uses it an advantage over competitors who do not know of or use it.

                           You shall not disclose or use in any manner, directly
or indirectly, and shall use your best efforts and shall take all reasonable precautions to prevent the disclosure of, any such Trade Secrets or other Confidential Information, except to the extent required in the performance of your duties or obligations to the Company hereunder or by express prior written consent of a duly authorized officer or director of the Company (other than you).

                  (j) You agree that for a period of one (1) year after your Termination Date, you shall not either directly or indirectly, on your own behalf or in the service or on behalf of others, solicit, divert, or appropriate, or attempt to solicit, divert, or appropriate, to any Competing Business, any person or entity that was a customer or client of the Company at any time during the 12-month period preceding such solicitation. For purposes of this paragraph 2(i), a "Competing Business" is any business engaged in the sale or provision of products and/or services comparable to the products and/or services offered by the Company at any time during the term of your employment by the Company.

                  (k) You agree that for a period of one (1) year after your Termination Date, you shall not, either directly or indirectly, on your own behalf or in the service or on behalf of others, solicit, divert or hire away, or attempt to solicit, divert, or hire away, to any other business, any person employed by the Company, whether or not such employee is a full-time employee or a temporary employee of the Company and whether or not such employment is pursuant to a written agreement and whether or not such employment is for a determined period or is at will.


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Vincent T. Dolan
June 30, 2003
Page 6

         3. If you terminate your employment with the Company prior to October 31, 2003, your salary and benefits will terminate as of the date of your termination, however, your right to the payments under paragraph 1(d) and (e) above will remain unchanged. In addition, you understand that if you terminate your employment before April 17, 2004, you will not be entitled to exercise any of your options to acquire any shares of the Company's common stock, except for any options that were vested and exercisable as of the date of such termination in accordance with the terms of the stock option plan.

         4. In order to receive the benefits contained in this Separation Agreement, you will be required to sign and not revoke this Separation Agreement. If you do not sign this Separation Agreement and/or if you revoke this Separation Agreement, your employment will be deemed terminated effective June 30, 2003 and you will not be entitled to any of the benefits described in this Separation Agreement, including but not limited to any options to acquire shares of the Company's common stock. In such event, you will be paid only those wages and benefits earned through June 30, 2003.

         5. Consistent with Company policy, and notwithstanding anything to the contrary in this Separation Agreement, you understand that your final paycheck for full-time employment will include payment for all accrued and unused vacation.

         6. This Separation Agreement sets forth our complete understanding and agreement and supersedes all prior agreements between us, oral or written, express or implied.

         7. This Separation Agreement is being offered for the purpose of assisting the Company and you in the transition. This Separation Agreement should not be construed as an admission or concession of liability or wrongdoing by the Company or by you.



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Vincent T. Dolan
June 30, 2003
Page 7


         8. If any provision of this Separation Agreement is deemed unlawful or unenforceable by a court of competent jurisdiction, the remaining provisions shall continue in full force and effect.

         9. By your execution of this Separation Agreement, your represent, warrant and agree to the following, each of which is material to the Company's willingness to enter into this Separation Agreement:

                  (a) You have read carefully the terms of this Separation Agreement, including the general release.

                  (b) You have had an opportunity to and have been encouraged to review this Separation Agreement, including the general release, with an attorney.

                  (c) You understand the meaning and effect of the terms of this Separation Agreement, including the general release.

                  (d) You were given twenty-one days to determine whether you wished to enter into this Separation Agreement, including the general release.

                  (e) The entry into and execution of this Separation Agreement, including the general release, is your own free and voluntary act without compulsion of any kind.

                  (f) No promise or inducement not expressed herein has been made to you.

                  (g) This Separation Agreement shall be binding upon and inure to the benefit of the Company's successors and assigns. This Agreement shall not be assignable by you.

         You have twenty-one (21) days to consider this offer. You are encouraged to review this Separation Agreement with an attorney. If you agree with the proposed terms as set forth above, please sign this Separation Agreement indicating your understanding and agreement and the attached Acknowledgment of Rights under the Older Workers Benefit Protection Act and return them to me. The additional copies are for your records.

         Please note that if you sign this Separation Agreement, you will retain the right to revoke it for seven (7) days. To revoke the Separation Agreement, you must send a certified letter to my attention. This letter must be post-marked within seven (7) days of you execution of this Separation Agreement.

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Vincent T. Dolan
June 30, 2003
Page 8

         We wish you the best in the future.

                                     Sincerely,

                                     Neoware Systems, Inc

                                     By: /S/Keith D. Schneck
                                     Name: Keith D. Schneck
                                     Title: Executive Vice President and Chief
                                            Financial Officer


Understood and Agreed,
intending to be legally bound:

Vincent T. Dolan

/S/Vincent T. Dolan


Witness:______________________________


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                         ACKNOWLEDGMENT OF RIGHTS UNDER
                      OLDER WORKERS BENEFIT PROTECTION ACT

         I, VINCENT T. DOLAN, acknowledge that I have read and understand the attached separation agreement and general release ("Separation Agreement"). I further understand that this Separation Agreement is revocable by me for a period of seven (7) days following execution thereof, and that this Separation Agreement shall not become effective or enforceable until this seven-day revocation period has ended.

         I am aware that federal, state and local laws prohibit discrimination against employees because of their race, color, religion, sex, age, national origin, veterans status and disability and that any employee who believes that he has been discharged or otherwise discriminated against for any of these reasons has a right to file a lawsuit in court or initiate other proceedings against the Released Parties and recover damages if it is proved that the Released Parties violated any one of these laws.

         I acknowledge that I have been encouraged to discuss the release language in the Separation Agreement with an attorney prior to executing the agreement and that I have thoroughly reviewed and understand the effect of the release. I further acknowledge that I have been given twenty-one (21) days in which to consider the Separation Agreement and that, if I sign the Separation Agreement before the end of the twenty-one day period, I am doing so freely, voluntarily and after having had full and fair opportunity to consult with my retained counsel.



/S/Vincent T. Dolan                                  Date:_______________
Vincent T. Dolan